                     FORTUNE NATURAL RESOURCES CORPORATION


November 2, 1998



Ronald Nowak
President and Chief Executive Officer
3DX Technologies Inc.
12012 Wickchester, Suite 250
Houston, TX 77079

Dear Ron:

         This letter of intent shall set forth the current understandings and initial agreements which have been reached between our respective companies, pursuant to which Fortune will acquire 3DX via a tax-free merger transaction.

         We have agreed that, in consideration for the acquisition of 3DX, Fortune will, at the closing of the transaction contemplated herein, (i) issue to the shareholders of 3DX three-quarters (0.75) of a share of the $.01 par value common stock of Fortune (the "Fortune Common") for each share of the outstanding common stock of 3DX, not to exceed 6,865,431 shares of Fortune common stock plus an additional 100,000 shares of Fortune common stock to be issued for obligations undertaken by 3DX in the normal course of business prior to the date of this agreement, (ii) reserve an additional 923,778 shares of Fortune common stock to be issued upon the exercise of outstanding 3DX options and warrants and (iii) provide for an incentive, up to a maximum aggregate additional 3,862,605 shares of Fortune Common, to be earned and distributed on or about two years from closing, if certain disproportionate contributions to Fortune's proved reserves are made in future years, as established by its independent petroleum engineers, in accordance with the following formula.

         In the event that proved reserves attributable to the exploration properties acquired by Fortune from 3DX are booked by Fortune during or at the end of the two-year period and such proved reserves exceed proved reserves booked by Fortune and attributable to exploration properties other than those exploration properties acquired from 3DX, the difference (the "3DX Exploration Reserves") will be used to calculate the number of additional shares to be issued. Such shares shall be issued at the rate of one (1) share for every nine
(9) MCFE of 3DX Exploration Reserves. No such shares, however, will be issued in the event the closing price of Fortune Common averages $3.50 for any consecutive thirty-day period prior to December 31, 2000.

         In addition to the additional contingencies discussed below, such merger shall be subject to approval by the boards of directors of both Fortune and 3DX, the filing by Fortune and effectiveness of a registration statement under the Securities Act of 1933, clearance for the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), and the approval of this transaction by the shareholders of Fortune and 3DX.


    One Commercial Green - 515 W. Green Rd. Suite 720 - Houston, TX 77067 -
                         281.872.1170 - FAX 281.872.1213
                       American Stock Exchange Symbol FPX
         E-mail: FortuneNatural-FPX-InvestorRelations@worldnet.att.net

Mr. Ronald Nowak
November 2, 1998
Page 2 of 4

         Concurrently with the execution of the definitive merger agreement contemplated hereby, all officers and directors of 3DX and any entities which such officers and directors control or represent shall execute (i) stock voting agreements binding each to vote in favor of this proposal and (ii) a "lock-up" agreement, whereby the ability of each to trade the Fortune common stock received by each in consideration of this merger shall be restricted during the six-month period following the closing of the transaction contemplated hereby. All such stock shall bear appropriate legends regarding the terms of the lock-up.

         The parties hereto contemplate that, following approval of this letter of intent, they will enter in good faith into a period of completing due diligence reviews and will commence the preparation of the documents, agreements, applications, proxies, and other documents necessary to implement their mutual intent hereunder. The parties contemplate that this transaction will require the approval of the shareholders of both Fortune and 3DX pursuant to proxy statements calling special meetings of shareholders. Such proxy statements will be included in the registration statement to be filed with the Securities and Exchange Commission covering the shares of Fortune common stock to be issued in connection with this transaction. Each party will bear and pay its own costs and expenses incurred by it in connection with this transaction, including the preparation of all documents and agreements associated therewith.

         The parties further contemplate that each will move forward in good faith toward finalizing their respective due diligence, preparing the definitive merger agreement and other necessary closing documents, obtaining HSR clearance, and obtaining the approval of their respective boards of directors and shareholders. Upon approval of the transaction contemplated hereby by each board of directors, the parties shall endeavor, not later than December 1, 1998, to enter into the definitive merger agreement and, as quickly thereafter as possible, file the proposed registration statement with the SEC. The registration statement shall include the recommendation of each board of directors to their respective shareholders for approval of the transaction contemplated hereby. It is anticipated that the shareholders of each party will be asked on or before February 1, 1999 to approve this transaction.

         The definitive merger agreement covering the transaction contemplated hereby will include standard form representations and warranties, substantially alike for Fortune and 3DX in those instances where necessary or required, appropriate for transactions of a similar nature, including, but not limited to, disclosure of all material liabilities and existence of good title to all assets. 3DX recognizes, however, that the nature of the merger transaction contemplated hereby may dictate that not all provisions of the definitive merger agreement be reciprocal. The definitive merger agreement shall also provide for the integration into Fortune's benefit plans of all 3DX employees retained by Fortune, counting the tenure of such employees with 3DX as tenure with Fortune.

Mr. Ronald Nowak
November 2, 1998
Page 3 of 4


         As an inducement to Fortune to proceed with the preparation of definitive agreements to implement the arrangements contemplated by this letter of intent, 3DX will not, directly or indirectly, through any employee, officer, director, agent or otherwise, (i) solicit or initiate, or encourage submission of, inquiries, proposals or offers from any potential acquiror relating to any sale of all or substantially all of the assets of 3DX or any merger, consolidation or other similar transaction involving 3DX, or (ii) participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to, any such transaction. In the event that 3DX, at any time after the execution of this letter of intent and its approval by the board of 3DX, breaches the provisions of the preceding sentence or is involuntarily acquired by a third party, then Fortune shall be entitled to the payment, within five (5) days, of the sum of $1,000,000 as liquidated damages. If, following the execution of the definitive merger agreement, the merger contemplated hereby is not consummated due to the failure or inability of either party to proceed (except as provided in the preceding portion of this paragraph), the failure of the representations or warranties made by either party, or the breach by either party of any of the terms or provisions of the agreement between the parties, the non-breaching party shall be entitled to the immediate payment by the breaching party of the sum of $500,000 as liquidated damages.

         Each party agrees that it remains bound by the terms of the confidentiality agreements previously entered into by each. Each party will issue a press release acceptable in form and substance to the other upon approval of this letter of intent by their respective boards of directors. Further, each party shall file a Form 8-K with the SEC disclosing the material terms of this transaction.

         The parties will each continue to operate their businesses and operations from the date hereof through the closing of the transaction contemplated hereby in a reasonable and prudent manner so as to not cause or allow a material loss or decline in the value, use, or contemplated benefit of their respective assets or any portion thereof. Further, neither party shall take any action to enter into any agreement prior to the closing of the transaction contemplated hereby for the issuance of a significant number of additional shares of stock or securities convertible into stock or otherwise take steps to alter their capital structure without the prior written consent of the other. 3DX shall not sell or encumber, or enter into any agreement to sell or encumber, any of its properties, leases, prospects, or other assets without the prior written approval of Fortune. Fortune shall, prior to the sale, acquisition, or encumbrance of any assets, advise 3DX of its intention and shall provide it with the details of the transaction.

         This letter of intent may be terminated either by the mutual consent of 3DX and Fortune or by either party if a definitive merger agreement has not been entered into prior to December 31, 1998 (unless extended by mutual agreement) and the failure to do so was not the result of the terminating party's failure to negotiate in good faith. In the event the failure to reach such agreement is the result of bad faith by one party hereto, the non-breaching party shall be entitled to recover from the breaching party as liquidated damages, following

Mr. Ronald Nowak
November 2, 1998
Page 4 of 4



termination of this letter of intent, the greater of $100,000 or the actual costs incurred by the non-breaching party in attempting to negotiate the terms of the definitive merger agreement.

         The parties understand that the merger agreement to be prepared will be the definitive agreement and hereby stipulate that this letter is not intended to be and shall not be construed as a binding agreement between the parties. Notwithstanding the foregoing, the parties acknowledge that each, by entering into this letter of intent, will begin to expend considerable sums in commencing due diligence, preparing and negotiating the definitive merger agreement, and preparing and filing appropriate documents with the SEC. The terms of this letter of intent shall not survive the execution of the definitive merger agreement and, except for the specific provisions concerning confidentiality and the payment of liquidated damages, neither party hereto shall be bound to any of the terms or provisions herein set forth until the formal agreements reflecting this transaction are prepared and are duly approved by each party's respective board of directors and shareholders, as necessary.

         Fortune has received a commitment from a third party investor for funds to be used by Fortune for the acquisition of 3DX and to facilitate the exploration and development of the acquired 3DX properties. However, Fortune and 3DX acknowledge that Fortune, after the merger, shall exercise prudence in all decisions concerning the acquisition of properties and their subsequent exploration and development.

         If this letter correctly sets forth our discussions to date and you accept the offer which has presented by Fortune, please date, sign, and return one copy of it to the undersigned immediately.

Very truly yours,


/s/ Tyrone J. Fairbanks
Tyrone J. Fairbanks
President and Chief Executive Officer


ACCEPTED AND AGREED TO
this 2nd day of November, 1998

3DX TECHNOLOGIES INC.


By: /s/ Ronald Nowak
      Ronald Nowak
      President and Chief Executive Officer